545 Long Wharf Drive, 5th floor, New Haven, CT 06511
 DSL.net                                   Tel: 1-877-DSL-NET1 Fax: 203-624-3612
 [LOGO]                                    Email: info@dsl.net  Web: WWW.DSL.NET



DSL.net Reports Fourth-Quarter, Full-Year 2003 Results:
2003 Revenue Increases 57%
Gross Margin Increases 65% and
Adjusted EBITDA Improves 10% from Full-Year 2002

-- 4Q 2003 Revenue and Gross Margin Both Hit Record Levels --

NEW HAVEN, Conn.-- (BUSINESS WIRE), March 11, 2004 - DSL.net, Inc. (NASDAQ:
DSLN), a leading nationwide provider of broadband communications services to businesses, today reported fourth quarter and full-year 2003 financial results.

Revenue for the fourth quarter of 2003 was a record $18.2 million, representing a 62% increase from fourth quarter of 2002 revenue of $11.3 million. Revenue for the full-year 2003, was a record $71.3 million, a 57% increase over revenue of $45.5 million for the full-year 2002.

The Company generated record gross margin, or revenue less network expenses, of $5.2 million for the fourth quarter of 2003, representing a 75% improvement over gross margin of $3.0 million for the fourth quarter of 2002. For the full-year 2003, the Company generated record gross margin of $19.9 million, a 65% improvement over gross margin of $12.1 million for 2002.

Earnings before interest, taxes, depreciation, amortization, other income (expense) and non-cash stock compensation ("Adjusted EBITDA") for the fourth quarter of 2003 was negative $3.4 million, a 3% improvement over negative $3.5 million for the fourth quarter of 2002. Adjusted EBITDA for the full-year 2003, was negative $12.8 million, a 10% improvement over negative $14.3 million Adjusted EBITDA for the full-year 2002.

"DSL.net achieved several milestones during 2003," said David F. Struwas, chairman and chief executive officer of DSL.net. "We closed on two key acquisitions, secured $30 million in new financing and positioned DSL.net to become a leading player in the voice over Internet protocol (VoIP) space by adding local and long-distance telephone services in select markets to our already proven data offerings."

Net loss for the quarter ended Dec. 31, 2003, was $7.9 million, representing a 10% improvement over a net loss of $8.8 million for the fourth quarter of 2002. For the full-year 2003, net loss was $35.0 million, a 3% improvement over net loss of $36.1 million for the 2002 period. On a per share basis, the Company reported a net loss applicable to common stockholders of $0.10 per share for the fourth quarter of 2003, a 50% improvement compared to $0.20 per share for the fourth quarter of 2002. For the full-year 2003, net loss applicable to common stockholders was $0.64 per share, a 16% improvement compared to $0.77 per share for the comparable 2002 period.

At Dec. 31, 2003, the Company had total assets of $59.1 million, including $13.8 million in cash.

DSL.net will host a conference call to discuss results for the fourth quarter, as well as future plans and expectations, today at 11 a.m. Eastern Time. Interested parties may listen to the live audio Webcast of the call by visiting the investor relations section of DSL.net's Web site, WWW.DSL.NET. The call also may be accessed live via telephone by dialing 800-478-6251, confirmation code 407684. For those unable to access the live conference call, an audio replay will be available beginning at 2 p.m. Eastern time today and through the end of March by dialing 888-203-1112 and entering code 407684. Investors may also access the call replay by visiting the investor relations section of the Company's Web site.

ABOUT DSL.net
DSL.net, Inc. is a leading nationwide provider of broadband communications services to businesses. The Company combines its own facilities, nationwide network infrastructure and Internet Service Provider (ISP) capabilities to provide high-speed Internet access, private network solutions and value-added services directly to small- and medium-sized businesses or larger enterprises looking to connect multiple locations. DSL.net product offerings include T-1, DS-3 and business-class DSL services, virtual private networks (VPNs), frame relay, Web hosting, DNS management, enhanced e-mail, online data backup and recovery services, firewalls and nationwide dial-up services, as well as integrated voice and data offerings in select markets. For more information, visit WWW.DSL.NET, e-mail INFO@DSL.NET, or call 1-877-DSL-NET1 (1-877-375-6381).

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to a variety of risks and uncertainties, many of which are beyond DSL.net's control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, (i) fluctuations in DSL.net's quarterly operating results, which could adversely affect the price of its common stock; (ii) DSL.net's unproven business model, which may not be successful; (iii) DSL.net's failure to generate sufficient revenue, contain certain discretionary spending, achieve certain other business plan objectives, or obtain additional debt or equity financing could have a material adverse effect on DSL.net's results of operations or financial position, or cause it to restructure its operations to further reduce operating costs; (iv) risks associated with the possible removal of DSL.net's common stock from the Nasdaq SmallCap Market, which removal could adversely impact the pricing and trading of DSL.net's common stock; (v) regulatory, legislative and judicial developments, which could adversely affect the way DSL.net operates its business; (vi) risks associated with acquisitions, including difficulties in identifying and completing acquisitions, integrating acquired businesses or assets and realizing the revenue, earnings or synergies anticipated from any acquisitions; (vii) competition; (viii) the marketplace's receptiveness to DSL.net's offering of integrated voice and data services; and (ix) DSL.net's dependence on third-party providers to supply it with local DSL and T-1 facilities in areas where it has not deployed its own equipment. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. DSL.net undertakes no obligation, and disclaims any obligation, to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional information regarding these and other risks faced by DSL.net, see the disclosure contained under "Risk Factors" in DSL.net's Annual Report on Form 10-K for the year ended December 31, 2002, which has been filed with the Securities and Exchange Commission.

DSL.net is a trademark of DSL.net, Inc.

Contacts:   Media:                                Investors:
            Joe Tomkowicz                         Bob DeSantis
            203-782-3885                          203-782-3267
            JTOMKOWICZ@DSL.NET                    INVESTORS@DSL.NET







                            (Financial Tables Follow)

                                  DSL.net, INC.
                            STATEMENTS OF OPERATIONS
                  (dollars in thousands, except per share data)
                                   (unaudited)

                                                                          Three Months Ended              Twelve Months Ended
                                                                             December 31,                    December 31,
                                                                        2002            2003            2002            2003
                                                                    ------------    ------------    ------------    ------------

Revenue                                                             $     11,291    $     18,244    $     45,530    $     71,333
                                                                    ------------    ------------    ------------    ------------
Operating expenses:
       Network  (excluding $8, $0, $30 and
          $10 of stock compensation, respectively)                         8,313          13,039          33,470          51,452
       Operations (excluding $11, $0, $52 and
          $11 of stock compensation, respectively)                         1,878           2,938           7,949          11,873
       General and administrative (excluding $57, $0, $283 and
          $69 of stock compensation, respectively)                         2,322           3,310          11,403          12,200
       Sales and marketing (excluding $215, $0, $863 and
          $348 of stock compensation, respectively)                        2,325           2,403           6,969           8,642
       Stock compensation                                                    291            --             1,228             438

       Depreciation and amortization                                       4,806           3,706          20,332          16,359
                                                                    ------------    ------------    ------------    ------------
       Total operating expenses                                           19,935          25,396          81,351         100,964
                                                                    ------------    ------------    ------------    ------------
Operating loss                                                            (8,644)         (7,152)        (35,821)        (29,631)
                                                                    ------------    ------------    ------------    ------------
Interest (expense) income, net                                              (152)           (797)           (458)         (2,936)
Other income (expense), net                                                    9               6             185          (2,430)
                                                                    ------------    ------------    ------------    ------------

       Net loss                                                     $     (8,787)   $     (7,943)   $    (36,094)   $    (34,997)
                                                                    ============    ============    ============    ============

Net loss applicable to common stockholders:
       Net loss                                                     $     (8,787)   $     (7,943)   $    (36,094)   $    (34,997)
       Dividends on preferred stock                                       (1,050)           (553)         (3,573)         (3,698)
       Accretion of preferred stock, net of issuance costs                (3,011)         (1,033)        (10,078)         (8,833)
                                                                    ------------    ------------    ------------    ------------
       Loss applicable to common stockholders                       $    (12,848)   $     (9,529)   $    (49,745)   $    (47,528)
                                                                    ============    ============    ============    ============

Net loss per common share - basic and diluted                       $      (0.20)   $      (0.10)   $      (0.77)   $      (0.64)
                                                                    ============    ============    ============    ============

Shares used in computing net loss per share                           64,929,899      96,080,175      64,857,869      74,125,513
                                                                    ============    ============    ============    ============

Other data:
  Reconciliation of net loss to adjusted EBITDA & free cash flow:
       Net loss                                                     $     (8,787)   $     (7,943)   $    (36,094)   $    (34,997)
       Add back:
              Interest and other expense, net                                143             791             273           5,366
              Depreciation and amortization                                4,806           3,706          20,332          16,359
              Stock compensation                                             291            --             1,228             438
                                                                    ------------    ------------    ------------    ------------

       Adjusted EBITDA                                                    (3,547)         (3,446)        (14,261)        (12,834)
              Less capital expenditures                                     (319)           (564)         (1,647)         (2,405)
                                                                    ------------    ------------    ------------    ------------
       Free cash flow                                               $     (3,866)   $     (4,010)   $    (15,908)   $    (15,239)
                                                                    ============    ============    ============    ============

                             CONDENSED BALANCE SHEET
                             (dollars in thousands)

                                                                    December 31,    December 31,
                                                                        2002            2003
                                                                    ------------    ------------
Cash and cash equivalents                                           $     11,319    $     13,784
Accounts receivable, net of allowances                                     4,358           8,054
Other current assets                                                       2,048           2,205
                                                                    ------------    ------------
       Total current assets                                               17,725          24,043
Net property and equipment                                                23,066          24,357
Other assets                                                              12,705          10,661
                                                                    ------------    ------------
Total assets                                                              53,496          59,061
                                                                    ============    ============

Current liabilities                                                       16,734          18,318
Long-term obligations - less current portion                               1,889           5,424
Mandatorily redeemable convertible preferred stock                        14,122          16,553
Stockholders' equity                                                      20,751          18,766
                                                                    ------------    ------------
Total liabilities, preferred stock and stockholders equity          $     53,496    $     59,061
                                                                    ============    ============